                                                                                                              Exhibit 99.2

How tomorrow moves

5234
CSX

CSX QUARTERLY FINANCIAL REPORT

FOURTH QUARTER 2007

CSX Reports Strong Double Digit Earnings Growth in Fourth Quarter

Full-year Revenues Break $10 Billion Mark and
Operating Income Exceeds $2.2 Billion

Fourth Quarter and Full Year Surface Transportation Highlights:

▪	Record revenue and operating income
▪	Operating ratio improves on revenue growth and productivity
▪	Best-ever safety and customer service performance

Jacksonville, Florida (Jan. 22, 2008) – CSX Corporation [NYSE: CSX] today reported fourth quarter 2007 net earnings of $365 million, or 86 cents per share, including a penny per share from insurance gains.  In the fourth quarter of last year, the company reported earnings of $347 million, or 75 cents per share, including 18 cents per share from insurance gains, a gain on Conrail property and the resolution of certain tax matters. On a reported basis, earnings per share increased 15% percent on a year-over-year basis.

“Once again, CSX delivered outstanding financial gains for our shareholders through strong improvements in safety, service and productivity,” said Michael Ward, chairman, president and CEO.  “These improvements reflect the value we are delivering for our customers, the continued momentum in our business and the strong fundamentals of our industry in an evolving transportation marketplace.”

The company’s Surface Transportation businesses produced record fourth quarter operating income of $609 million versus $505 million in the same quarter last year. These results included insurance gains of $8 million and $27 million, respectively. On a comparable basis, excluding the insurance gains, operating income rose 26 percent on a year-over-year basis.  (See table below for reconciliation of quarter items to reported numbers.)

The significant increase in operating income resulted from strong revenue growth and productivity improvements that allowed CSX to overcome the impact of higher fuel prices.  In addition, the sustained improvements in the company’s safety record resulted in a favorable personal injury reserve adjustment for the quarter.

Full-Year Revenues Break $10 Billion Mark; Operating Ratio Best in a Decade

CSX reported full-year 2007 earnings per share of $2.99, including 29 cents per share from discontinued operations and insurance gains.  In 2006, the company reported full-year earnings per share of $2.82, including 60 cents from insurance gains, a gain on Conrail property and the resolution of certain tax matters.  On a comparable basis, excluding these items, earnings per share increased 22 percent on a year-over-year basis.  (See table below for reconciliation of full-year items to reported numbers.)

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street
	read in conjunction with the	15th Floor, C900	INVESTOR RELATIONS
Consolidated Financial Statements…….........….p. 4	Company’s most recent	Jacksonville, FL	David Baggs
Surface Transportation Information……............p. 8	Annual Report on Form 10-K,	32202	(904) 359-4812
Other Information…………………..…………….p. 13	Quarterly Reports on Form	http://www.csx.com	MEDIA
	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K		(904) 359-1708

Earnings growth in 2007 was supported by Surface Transportation revenues that exceeded $10 billion for the first time in the company’s history, and record Surface Transportation operating income of more than $2.2 billion. The company’s operating ratio for the full year improved to its best level in a decade.

“By nearly every measure of safety, customer service and financial performance, CSX is the fastest-improving company in an attractive rail industry.  In fact, we now rank among the industry’s best companies in safety and service,” said Ward.  “Our performance has generated significant shareholder value and has led to the highest share price gain of any major North American railroad in the past three years.”

With momentum in the company’s performance, a strong outlook for rail transportation, and the benefits of key investments in its network, management today reaffirmed its long-term financial targets, which include double-digit growth in operating income and earnings per share, as well as a mid- to low 70’s operating ratio and free cash flow before dividends of $800 million to $1 billion by 2010.

“Our employees are continually raising the bar and creating shareholder value in both the short-term and long-term while meeting the nation’s pressing transportation needs in ways that are good for the environment and the economy,” said Ward.

GAAP GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	Fourth Quarter		Full Year
	2007	2006	2007	2006
Earnings Per Share Less Gain on Insurance Recoveries Less Gain on Conrail Property After-tax Less Income Tax Benefits Less Discontinued Operations	$ 0.86 (0.01) - - -	$ 0.75 (0.04) (0.06) (0.08) -	$ 2.99 (0.04) - - (0.25)	$ 2.82 (0.22) (0.06) (0.32) -
Comparable Earnings Per Share	$ 0.85	$ 0.57	$ 2.70	$ 2.22
Surface Transportation Operating Income Less Gains from Insurance Recoveries	$ 609 (8)	$ 505 (27)	$ 2,251 (27)	$ 2,126 (168)
Comparable ST Operating Income	$ 601	$ 478	$ 2,224	$ 1,958

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's Web site at www.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on January 22, 2008 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call.

A webcast of the live conference call will be available at www.csx.com in the Investors section. Following the earnings call, an internet replay of the presentation will be available. In addition, the replay will be available for download to a portable audio player or computer as an MP3 - or podcast - file. Both the replay and MP3 file can be found at www.csx.com in the Investors section and will be archived on the site for at least 30 days following the call for those unable to listen in real time.

###
GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided Surface Transportation operating income and earnings per share adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Proxy Information

CSX plans to file with the SEC and furnish to its shareholders a Proxy Statement in connection with its 2008 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2008 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that CSX files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from CSX by directing a request to CSX Corporation, Attn: Investor Relations, David Baggs, 500 Water Street C110, Jacksonville, FL 32202.

CSX, its directors and named executive officers may be deemed to be participants in the solicitation of CSX’s security holders in connection with its 2008 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in CSX’s Annual Report on Form 10-K for the year ended December 29, 2006 and its proxy statement dated March 30, 2007, each of which is on file with the SEC.   To the extent holdings of CSX securities have changed since the amounts printed in the proxy statement, dated March 30, 2007, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed with the SEC.

CSX Corporation
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions, Except Per Share Amounts)

		(Unaudited)			(Unaudited)
		Quarters Ended			Years Ended
		Dec. 28,	Dec. 29		Dec. 28,	Dec. 29
		2007	2006	$ Change	2007	2006	$ Change
Surface	Revenue	$ 2,577	$ 2,396	$ 181	$ 10,030	$ 9,566	$ 464
Transportation	Expense
	Labor and Fringe	759	753	(6)	2,978	2,922	(56)
	Materials, Supplies and Other	467	496	29	2,040	1,964	(76)
	Fuel	357	271	(86)	1,210	1,112	(98)
	Depreciation	220	216	(4)	882	856	(26)
	Equipment and Other Rents	110	121	11	456	512	56
	Inland Transportation	63	61	(2)	240	242	2
	Gain on Insurance Recoveries (Note a)	(8)	(27)	(19)	(27)	(168)	(141)
	Total Expense	1,968	1,891	(77)	7,779	7,440	(339)
	Surface Transportation Operating Income	609	505	104	2,251	2,126	125

	Other Operating Income	-	2	(2)	5	12	(7)
Consolidated	Consolidated Operating Income	609	507	102	2,256	2,138	118

	Other Income - Net	76	62	14	93	95	(2)
	Interest Expense	(115)	(99)	(16)	(417)	(392)	(25)
	Earnings From Continuing Operations
	Before Income Taxes	570	470	100	1,932	1,841	91

	Income Tax Expense (Note b)	(205)	(123)	(82)	(706)	(531)	(175)
	Earnings from Continuing Operations	365	347	18	1,226	1,310	(84)

	Discontinued Operations (Note c)	-	-	-	110	-	110
	Net Earnings	$ 365	$ 347	$ 18	$ 1,336	$ 1,310	$ 26

Earnings Per	Net Earnings Per Share, Assuming Dilution:
Common Share	From Continuing Operations	$ 0.86	$ 0.75	$ 0.11	$ 2.74	$ 2.82	$(0.08)
	Discontinued Operations	-	-	-	0.25	-	0.25
	Net Earnings	$ 0.86	$ 0.75	$ 0.11	$ 2.99	$ 2.82	$ 0.17

	Average Diluted Common Shares
	Outstanding (Thousands)	425,475	463,524		448,280	465,934

	Cash Dividends Paid Per Common Share	$ 0.15	$ 0.10		$ 0.54	$ 0.33

See accompanying Notes to Consolidated Financial Statements on page 7.

CSX Corporation
CONSOLIDATED BALANCE SHEET
(Dollars in Millions)
		(Unaudited)
		Dec. 28,	Dec. 29,
		2007	2006
Assets	Cash and Cash Equivalents	$ 368	$ 461
	Short-term Investments	346	439
	Accounts Receivable - Net	1,174	1,174
	Materials and Supplies	240	204
	Deferred Income Taxes	254	251
	Other Current Assets	109	143
	Total Current Assets	2,491	2,672

	Properties	28,999	27,715
	Accumulated Depreciation	(7,219)	(6,792)
	Properties - Net	21,780	20,923

	Investment in Conrail	639	607
	Affiliates and Other Companies	365	336
	Other Long-term Assets	259	591
	Total Assets	$ 25,534	$ 25,129

Liabilities and	Accounts Payable	$ 976	$ 974
Shareholders' Equity	Labor and Fringe Benefits Payable	461	495
	Casualty, Environmental and Other Reserves	247	253
	Current Maturities of Long-term Debt	785	592
	Short-term Debt	2	8
	Income and Other Taxes Payable	113	114
	Other Current Liabilities	87	86
	Total Current Liabilities	2,671	2,522

	Casualty, Environmental and Other Reserves	624	668
	Long-term Debt	6,470	5,362
	Deferred Income Taxes	6,096	6,110
	Other Long-term Liabilities	988	1,525
	Total Liabilities	16,849	16,187

	Shareholders' Equity:
	Common Stock, $1 Par Value	408	438
	Other Capital (Note d)	37	1,469
	Retained Earnings	8,565	7,427
	Accumulated Other Comprehensive Loss	(325)	(392)
	Total Shareholders' Equity	8,685	8,942

	Total Liabilities and Shareholders' Equity	$ 25,534	$ 25,129

See accompanying Notes to Consolidated Financial Statements on page 7.

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENT
(Dollars in Millions)
		(Unaudited)
		Years Ended
		Dec. 28,	Dec. 29,
		2007	2006
Operating Activities	Net Earnings	$ 1,336	$ 1,310
	Adjustments to Reconcile Net Earnings to Net Cash Provided:
	Depreciation	890	867
	Deferred Income Taxes	272	42
	Non-cash Discontinued Operations (Note c)	(110)	-
	Gain on Insurance Recoveries (Note a)	(27)	(168)
	Insurance Proceeds	13	121
	Gain on Conrail (After Tax)	-	(26)
	Pension Plan Contribution	(266)	(28)
	Other Operating Activities	(77)	33
	Changes in Operating Assets and Liabilities:
	Accounts Receivable	(50)	(33)
	Other Current Assets	(41)	96
	Accounts Payable	48	51
	Income and Other Taxes Payable	234	(103)
	Other Current Liabilities	(38)	(104)
	Net Cash Provided by Operating Activities	2,184	2,058

Investing Activities	Property Additions	(1,773)	(1,639)
	Insurance Proceeds	16	147
	Purchase of Short-term Investments	(2,338)	(1,412)
	Proceeds from Sales of Short-term Investments	2,459	1,290
	Other Investing Activities	(57)	4
	Net Cash Used In Investing Activities	(1,693)	(1,610)

Financing Activities	Short-term Debt - Net	(6)	7
	Long-term Debt Issued	2,381	471
	Long-term Debt Repaid	(785)	(546)
	Dividends Paid	(231)	(145)
	Stock Options Exercised	153	319
	Shares Repurchased	(2,174)	(465)
	Other Financing Activities	78	63
	Net Cash Used In Financing Activities	(584)	(296)

Cash and Cash	Net (Decrease) Increase in Cash and Cash Equivalents	(93)	152
Equivalents
	Cash and Cash Equivalents at Beginning of Period	461	309
	Cash and Cash Equivalents at End of Period	$ 368	$ 461

See accompanying Notes to Consolidated Financial Statements on page 7.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Prior periods have been reclassified to conform to the current year presentation.

(a)	Gain on Insurance Recoveries:
CSX recognized a pre-tax gain of $8 million and $27 million for the fourth quarter of 2007 and 2006, respectively. For the years 2007 and 2006, the pre-tax gain was $27 million and $168 million, respectively. These gains represent insurance recoveries from claims related to Hurricane Katrina property damage and lost profits. Additional gains are expected in future periods as more cash is collected.

(b)	Income Tax Expense:
In the fourth quarter of 2006, CSX recognized an income tax benefit of $41 million, principally related to the resolution of  federal income tax audits. For the year 2006, CSX recognized $151 million of income tax benefits, principally related to the resolution of certain tax matters.

(c)	Discontinued Operations:
In the third quarter of 2007, the Internal Revenue Service completed its review of the company’s pre-filing agreement, which is an early review of specific transactions.  The company recorded an income tax benefit of $110 million in the third quarter of 2007, primarily associated with the resolution of income tax matters related to former activities of the container shipping and marine service businesses.  This benefit is recorded as discontinued operations as the company is no longer active in these businesses.  This benefit is associated with tax basis adjustments, foreign dividends, and foreign tax credits from operations over a multi-year period.

(d)	Other Capital:
The decrease in Other Capital was primarily driven by $2.1 billion of share repurchases in 2007, partially offset by stock option exercises and the conversion of convertible debt to equity.

(c)	Gain on Insurance Recoveries:
CSX Corporation
SURFACE TRANSPORTATION DETAIL (Unaudited)
(Dollars in Millions)

Quarters Ended December 28, 2007 and December 29, 2006

					Surface
	Rail		Intermodal		Transportation
	2007	2006	2007	2006	2007	2006	$ Change
Revenue	$ 2,219	$ 2,038	$ 358	$ 358	$ 2,577	$ 2,396	$ 181
Expense
Labor and Fringe	738	731	21	22	759	753	(6)
Materials, Supplies and Other	422	447	45	49	467	496	29
Fuel	357	271	-	-	357	271	(86)
Depreciation	214	206	6	10	220	216	(4)
Equipment and Other Rents	82	89	28	32	110	121	11
Inland Transportation	(118)	(116)	181	177	63	61	(2)
Gain on Insurance Recoveries	(8)	(27)	-	-	(8)	(27)	(19)
Total Expense	1,687	1,601	281	290	1,968	1,891	(77)
Surface Transportation
Operating Income	$ 532	$ 437	$ 77	$ 68	$ 609	$ 505	$ 104

Surface Transportation
Operating Ratio	76.0%	78.6%	78.5%	81.0%	76.4%	78.9%

Other Operating Income					$ -	$ 2
Consolidated Operating Income					$ 609	$ 507

Years Ended December 28, 2007 and December 29, 2006

					Surface
	Rail		Intermodal		Transportation
	2007	2006	2007	2006	2007	2006	$ Change
Revenue	$ 8,674	$ 8,154	$ 1,356	$ 1,412	$ 10,030	$ 9,566	$ 464
Expense
Labor and Fringe	2,897	2,840	81	82	2,978	2,922	(56)
Materials, Supplies and Other	1,857	1,772	183	192	2,040	1,964	(76)
Fuel	1,210	1,112	-	-	1,210	1,112	(98)
Depreciation	848	818	34	38	882	856	(26)
Equipment and Other Rents	346	382	110	130	456	512	56
Inland Transportation	(448)	(462)	688	704	240	242	2
Gain on Insurance Recoveries	(27)	(166)	-	(2)	(27)	(168)	(141)
Total Expense	6,683	6,296	1,096	1,144	7,779	7,440	(339)
Surface Transportation
Operating Income	$ 1,991	$ 1,858	$ 260	$ 268	$ 2,251	$ 2,126	$ 125

Surface Transportation
Operating Ratio	77.0%	77.2%	80.8%	81.0%	77.6%	77.8%

Other Operating Income					$ 5	$ 12
Consolidated Operating Income					$ 2,256	$ 2,138

CSX Corporation
SURFACE TRANSPORTATION VOLUME AND REVENUE (Unaudited)
Volume (Thousands); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended December 28, 2007 and December 29, 2006
	Volume			Revenue			Revenue Per Unit
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Chemicals	125	126	(1)%	$ 333	$ 297	12%	$ 2,664	$ 2,357	13%
Emerging Markets	115	123	(7)	147	138	7	1,278	1,122	14
Forest Products	81	95	(15)	169	188	(10)	2,086	1,979	5
Agricultural Products	109	103	6	226	184	23	2,073	1,786	16
Metals	79	84	(6)	163	160	2	2,063	1,905	8
Phosphates and Fertilizers	92	87	6	111	89	25	1,207	1,023	18
Food and Consumer	49	57	(14)	106	116	(9)	2,163	2,035	6
Total Merchandise	650	675	(4)	1,255	1,172	7	1,931	1,736	11

Coal	447	445	0	654	574	14	1,463	1,290	13
Coke and Iron Ore	22	26	(15)	29	30	(3)	1,318	1,154	14
Total Coal	469	471	(0)	683	604	13	1,456	1,282	14

Automotive	109	112	(3)	215	210	2	1,972	1,875	5

Other	-	-	-	66	52	27	-	-	-
Total Rail	1,228	1,258	(2)	2,219	2,038	9	1,807	1,620	12

International	260	315	(17)	123	142	(13)	473	451	5
Domestic	273	237	15	227	204	11	832	861	(3)
Other	-	-	-	8	12	(33)	-	-	-
Total Intermodal	533	552	(3)	358	358	-	672	649	4

Total Surface Transportation	1,761	1,810	(3)%	$ 2,577	$ 2,396	8%	$ 1,463	$ 1,324	11%

Years Ended December 28, 2007 and December 29, 2006

	Volume			Revenue			Revenue Per Unit
	2007	2006	% Change	2007	2006	% Change	2007	2006	% Change
Chemicals	522	528	(1)%	$ 1,313	$ 1,210	9%	$ 2,515	$ 2,292	10%
Emerging Markets	491	524	(6)	605	580	4	1,232	1,107	11
Forest Products	352	404	(13)	722	773	(7)	2,051	1,913	7
Agricultural Products	410	397	3	786	681	15	1,917	1,715	12
Metals	355	364	(2)	702	673	4	1,977	1,849	7
Phosphates and Fertilizers	362	362	-	421	354	19	1,163	978	19
Food and Consumer	212	245	(13)	441	477	(8)	2,080	1,947	7
Total Merchandise	2,704	2,824	(4)	4,990	4,748	5	1,845	1,681	10

Coal	1,771	1,798	(2)	2,483	2,259	10	1,402	1,256	12
Coke and Iron Ore	91	94	(3)	120	119	1	1,319	1,266	4
Total Coal	1,862	1,892	(2)	2,603	2,378	9	1,398	1,257	11

Automotive	439	463	(5)	839	847	(1)	1,911	1,829	4

Other	-	-	-	242	181	34	-	-	-
Total Rail	5,005	5,179	(3)	8,674	8,154	6	1,733	1,574	10

International	1,132	1,281	(12)	525	580	(9)	464	453	2
Domestic	979	898	9	807	786	3	824	875	(6)
Other	-	-	-	24	46	(48)	-	-	-
Total Intermodal	2,111	2,179	(3)	1,356	1,412	(4)	642	648	(1)

Total Surface Transportation	7,116	7,358	(3)%	$ 10,030	$ 9,566	5%	$ 1,409	$ 1,300	8%

CSX Corporation

REVENUE

Fourth quarter 2007 Surface Transportation revenue represents nearly six years of consecutive quarters of year-over-year revenue gains.  The Company was able to achieve continued pricing gains predominantly due to the overall cost and service advantages that rail based solutions provide versus other modes of transportation. These pricing gains, and higher fuel recovery, more than offset volume weakness in housing construction, domestic automobile production, and related markets.

Merchandise

Chemicals– Revenue and revenue-per-unit increases were driven primarily by improved pricing and a higher fuel surcharge rate.  Volume was down slightly primarily due to weakness in propane volumes caused by a slow start to the winter heating season.

Emerging Markets– Revenue per unit improved on a higher fuel surcharge rate and reduced shipments of lower revenue per unit aggregate shipments, which include crushed stone, sand and gravel, as a result of continued weakness in residential construction.

Forest Products– Revenue and volume declined due to continued weakness in residential construction.  Volumes were also negatively affected by lower paper production due to electronic media substitution.

Agricultural Products– Gains in price and fuel surcharge coverage drove increases in revenue and revenue per unit.  Volume growth was due to increased shipments of feed grains and wheat. Additionally, ethanol volumes rose substantially as a result of expanded use in the Northeast.

Metals– Improved pricing and focus on longer-haul opportunities continue to drive revenue and revenue per unit increases.  Volumes were down due to lower steel production resulting from weakness in the automotive market.

Phosphates and Fertilizers– Revenue increased due to continued yield management initiatives, and a rise in long-haul, high revenue per unit, shipments of fertilizer.  Continued strength in fertilizer volumes was driven by higher demand for corn used in ethanol production.

Food and Consumer– Volume and revenue declines were due to weakness in building product demand and reduced shipments of transportation equipment.  Revenue-per-unit increases were driven by continued pricing initiatives within the clay and ore markets.

Coal

Sustained growth in yield and improved fuel recovery positively influenced revenue and revenue per unit. Volume increased in the export market due to strong overseas demand and a weak U.S. dollar.  These gains were offset by continued weakness in utility shipments as stockpiles remain at record high levels. Overall, volumes were flat as higher capacity cars allowed the movement of more tons with fewer cars.

Automotive

Volume was down due to a decline in vehicle production, several plant closures, and lower vehicle sales driven by the slowing economy and tight credit environment.  Revenue per unit improved due to a higher fuel surcharge rate.

Intermodal Operating Revenue

International – Revenue-per-unit increases in the fourth quarter were driven by fuel recovery, yield management initiatives, and favorable mix.  Revenue and volume were down due to slower growth of imports and losses of several accounts in previous quarters.

Domestic – The continued growth of new shorter-haul train service positively influenced domestic revenue and volume.  Volume also grew by the opening of a new terminal.  Revenue per unit declined as higher fuel recovery was more than offset by the mix impact of this new shorter-haul service.

CSX Corporation

EXPENSE

Surface Transportation expenses increased $77 million from last year’s fourth quarter.  Significant variances are described below.

Labor and Fringe expenses increased only $6 million.  These expenses were basically flat primarily due to a reduction in headcount from lower volume and productivity gains related to improved operations.  These savings were offset by the effects of inflation and other employee benefit costs.

Materials, Supplies and Other expenses decreased $29 million. The primary driver was a decrease of $56 million related to a change in estimate for personal injury reserves offset by increased environmental costs. This net favorable change was partially offset by train accident costs and inflation.

Fuel expense increased $86 million due to higher fuel prices, somewhat offset by increased fuel efficiency as well as lower volume.

Depreciation expense increased $4 million. A larger asset base related to higher capital spending was mostly offset by lower depreciation rates resulting from asset life studies.

Equipment and Other Rents expense decreased $11 million due to lower volumes and better asset utilization driven by operational fluidity reflected in lower shipment cycle times and cars-on-line measurements.

Gain on Insurance Recoveries of $8 million represents insurance recoveries related to Hurricane Katrina property damage and lost profits.  The $19 million decrease from last year’s quarter is due to timing of cash receipts.

CSX Corporation

RAIL OPERATING STATISTICS(Estimated)

		Fourth Quarter			Year
				Improvement			Improvement
		2007	2006	(Decline) %	2007	2006	(Decline) %
Coal	Domestic:
(Millions of Tons)	Utility	37.9	39.5	(4)%	154.9	161.5	(4)%
	Other	4.7	4.9	(4)	18.6	18.8	(1)
	Total Domestic	42.6	44.4	(4)	173.5	180.3	(4)
	Export	6.3	3.8	66	19.9	13.4	49
	Total Coal	48.9	48.2	1	193.4	193.7	-
	Coke and Iron Ore	1.9	2.3	(17)	7.6	8.1	(6)
	Total Coal, Coke and Iron Ore	50.8	50.5	1	201.0	201.8	-

Revenue Ton-Miles	Merchandise	33.1	34.0	(3)	135.4	139.2	(3)
(Billions)	Automotive	2.0	2.1	(5)	7.7	8.2	(6)
	Coal	21.6	21.1	2	85.9	84.7	1
	Intermodal	4.7	5.2	(10)	18.9	20.9	(10)
	Total	61.4	62.4	(2)	247.9	253.0	(2)

Gross Ton-Miles	Total Gross Ton-Miles
(Billions)	(Excludes locomotive gross ton-miles)	113.0	117.1	(4)	458.5	474.4	(3)

Service Measurements	FRA Personal Injuries Frequency Index	1.26	1.36	7	1.21	1.46	17
	Number of FRA-reportable injuries per 200,000 man-hours
	FRA Train Accident Rate	2.85	3.62	21	2.83	3.54	20
	Number of FRA-reportable train accidents per million train miles

	On-Time Train Originations	80.6%	76.4%	5	79.3%	76.0%	4
	On-Time Destination Arrivals	72.6%	65.9%	10	70.4%	62.7%	12

	Dwell Time (Hours)	22.2	24.2	8	23.2	25.1	8
	Cars-On-Line	218,884	225,780	3	221,943	224,680	1

	System Train Velocity (Miles Per Hour)	21.2	20.0	6	20.8	19.9	5

	Recrews (Per Day)	52	60	13	57	59	3%

Resources	Route Miles	21,166	21,114	-
	Locomotives (Owned and long-term leased)	4,007	3,851	4
	Freight Cars (Owned and long-term leased)	94,364	101,602	(7)%

SURFACE TRANSPORTATION FUEL STATISTICS
	Fourth Quarter		Year
	2007	2006	2007	2006
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	140	150	569	598
Price Per Gallon (a) (Dollars)	$ 2.56	$ 1.81	$ 2.13	$ 1.86
Impact of Year-to-Year Price Variance on Operating Expense (Dollars in Millions)	$ (104)		$ (151)

(a)	2006 amounts are net of fuel hedge benefits

CSX Corporation

OTHER INCOME (EXPENSE) (Unaudited)
	(Dollars in millions)
	Quarters Ended			Years Ended
	Dec. 28,	Dec. 29,		Dec. 28,	Dec. 29,
	2007	2006	$ Change	2007	2006	$ Change
Interest Income	$ 14	$ 12	$ 2	$ 55	$ 41	$ 14
Income from Real Estate and Resort Operations (a)	51	18	33	42	24	18
Gain on Conrail Property (After Tax) (b)	-	26	(26)	-	26	(26)
Miscellaneous	11	6	5	(4)	4	(8)
Total	$ 76	$ 62	$ 14	$ 93	$ 95	$ (2)

(a)
Income from Real Estate and Resort Operations includes the results of operations of the company’s real estate sales, leasing, acquisition, and management and development activities as well as the results of operations from CSX Hotels, Inc., a resort doing business as The Greenbrier, located in White Sulphur Springs, West Virginia. Results of these operations may fluctuate as a function of timing of real estate sales and resort seasonality.

(b)	This item represents a non-cash gain on additional Conrail property received.

EMPLOYEE COUNTS (Estimated)

	November	November
	2007	2006	Change
Surface Transportation
Rail	31,898	33,042	(1,144)
Intermodal	1,006	1,047	(41)
Technology and Corporate	565	579	(14)
Total Surface Transportation	33,469	34,668	(1,199)

Resort and Real Estate	1,595	1,582	13
Total	35,064	36,250	(1,186)